Exhibit 99.1

For Immediate Release	NEWS RELEASE

Contact: Gastar Exploration Ltd.
J. Russell Porter, President & CEO
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&L: 713-529-6600
lelliott@drg-l.com / apearson@drg-l.com

GASTAR EXPLORATION ANNOUNCES COMPLETION OF ACQUISITION OF MARCELLUS SHALE LEASEHOLD

HOUSTON, December 20, 2010 – Gastar Exploration Ltd. (NYSE Amex: GST) announced today that the Company has completed the previously announced Marcellus property acquisition for $29.1 million.  The acquisition consists of approximately 62,000 net acres of leasehold in the Marcellus Shale concentrated in Preston, Tucker and Pendleton Counties, West Virginia, including approximately 17,000 net acres held by production, a gathering system comprised of 41 miles of six inch steel pipeline, a salt water disposal well, and five conventional wells producing approximately 500 Mcf per day (gross) of natural gas.

J. Russell Porter, Gastar's President and CEO, stated, “With the completion of this acquisition, Gastar now holds approximately 80,000 net acres in the Marcellus Shale making Gastar one of the most highly leveraged companies to the Marcellus Shale based on net acres related to enterprise value.  On the newly acquired acreage, we plan to drill two horizontal wells in 2011 near our previous successful vertical well testing.  The proposed drilling activity should further de-risk and demonstrate the long-term growth potential of this acreage.”

About Gastar Exploration

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing oil and natural gas assets in North America. The Company currently pursues a strategy combining deep natural gas exploration and development with lower risk shale resource development. The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania. The Company also owns coalbed methane properties located in the Powder River Basin of Wyoming.  For more information, visit our web site at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may”, “expects”, “projects”, “anticipates”, “plans”, “believes”, “estimate”, “will”, “should”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risk inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates.

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